UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 24, 2007
Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number

1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

333-85496	EXELON GENERATION COMPANY, LLC (a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348-2473 (610) 765-5959	23-3064219

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.02.  Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 24, 2007, John W. Rowe, Chairman, President, and Chief Executive Officer of Exelon Corporation (Exelon), was elected to the additional position of President of Exelon Generation Company, LLC (Generation). Information about Mr. Rowe was included in Exelon’s 2007 definitive proxy statement and 2006 Annual Report on Form 10-K.

Section 8 – Other Events
Item 8.01 Other Events

John W. Rowe, Chairman, President and CEO of Exelon, has established a fourth structured, prearranged stock trading plan to exercise stock options and sell a portion of the acquired shares in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934. Mr. Rowe’s first 10b5-1 stock trading plan was announced in February 2004 and expired in February 2005. Exercises of options and sales under Mr. Rowe’s current 10b5-1 plan, announced in September 2006, are expected to continue until February 2008.

The new trading plan covers the exercise of vested stock options for 400,000 shares that were granted to Mr. Rowe in 2004. These options are expected to be exercised over a four-month period beginning in May 2008. After selling enough shares to cover the exercise cost, tax withholding, and brokerage fees, Mr. Rowe expects to retain one quarter of the shares that remain. The other three-quarters of the remaining shares will be sold, from which Mr. Rowe plans to contribute a substantial portion of the net cash proceeds to charities or a charitable trust, as Mr. Rowe is doing under his current trading plan. The stock trading plan is being established to continue Mr. Rowe’s practice of diversifying a portion of his holdings in excess of his stock ownership requirement and to deal with the aging of these options. The plan will allow him to do so in an orderly manner as part of his estate and tax planning activities.

Exelon’s stock ownership guidelines require Mr. Rowe to own the lesser of either a fixed number of shares or share equivalents (excluding stock options) or a variable number of shares based on a multiple of five times his base salary, calculated annually. Mr. Rowe holds stock and stock equivalents (excluding options) amounting to about 400% of this guideline. Mr. Rowe and his wife own over 309,000 shares. Mr. Rowe also owns over 115,000 performance shares and nearly 7,000 shares or share equivalents deferred until he retires. Mr. Rowe’s stock ownership will continue to increase after the exercise of options under the new stock trading plan. He holds options to acquire 379,000 shares in addition to the options that are included in his stock trading plans.

Since February 2005 a total of ten of Exelon’s senior officers have also entered into one or more similar pre-arranged stock trading plans to sell a limited number of shares of Exelon common stock in order to diversify their assets. Under Exelon’s stock ownership guidelines, executive vice presidents should own a fixed number of shares of Exelon stock or stock equivalents (excluding stock options) based on a multiple of three times their base salary, and senior vice presidents should own a fixed number of shares based on a multiple of two times their base salary. Each of the senior officers who entered into a stock trading plan held stock and stock equivalents (excluding options) exceeding the applicable stock ownership guideline, and each of those officers will continue to meet the applicable stock ownership guideline after the completion of the sales contemplated by the stock trading plans.

* * * * *

This combined Form 8-K is being furnished separately by Exelon and Generation (Registrants).  Information contained herein relating to any individual Registrant has been furnished by such Registrant on its own behalf.  No Registrant makes any representation as to information relating to any other Registrant.

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2006 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Exelon’s Second Quarter 2007 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 13; and (3) other factors discussed in filings with the SEC by the Registrants.  Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION
EXELON GENERATION COMPANY, LLC

/s/ John F. Young
John F. Young
Executive Vice President, Finance and Markets
and Chief Financial Officer
Exelon Corporation

September 27, 2007